                                  Exhibit 99.1
December 30, 1998

To the Limited Partners of
Boettcher Venture Capital Partmers, L.P.

         We are pleased to report that we have completed the business of the Partnership and will be making a final distribution to Partners in the very near future. This will conclude an investment process which began in 1984, when you and other Limited Partners provided initial capital totaling $10.7 million to the Partnership. As you may recall, the purpose of Boettcher Venture Capital Partners was to make high risk investments in entrepreneurial companies and to help those companies maximize their business opportunities.

         The Partnership made its first investment in November 1984 and concluded its active investment program in March 1989. During that period we made investments in sixteen different companies which were involved in a wide range of businesses including computer systems and components, software, retailing, consumer products, music, transportation and medical services. In each case, we were joined in our investment by other professional venture capitalists who also provided money and their professional expertise and contacts. In many cases, we placed a member of our staff on the investee company's board of directors in order to maximize both our knowledge and our assistance in making strategic and tactical decisions regarding the business.

         The investment results achieved by the Partnership were not as positive as we had expected. During the period in which we invested there was sometimes rapid and unpredictable change in both technology and some of the markets served by certain of our portfolio companies. Moreover, expected market acceptance was sometimes slower than planned and/or markets were less receptive to new and innovative products or services. In other words, we found all of the risk factors in the markets that we expected but were sometimes surprised by their intensity. As a consequence, we had mixed investment results including a total loss of our investment in four companies, and partial losses in four others. In two cases we recovered our investment without loss or gain. On the positive side we did enjoy substantial gains in five investments. Two were sold to other companies in their industries. In the other three cases we sold our investment securities in the public market, (two of the companies had initial public offerings; and the third was already public when we made our investment). Our sixteenth investment, in Coleman Natural Products, Inc. ("Coleman"), has not been sold and securities in this company are part of our final distribution.

         Boettcher Venture Capital Partners, pursuant to the terms of its Partnership Agreement, terminated effective December 31, 1997. Since that time, we have been winding up the affairs of the Partnership including the liquidation of its investments. For the past year, we have attempted to sell our investment position in Coleman. That has proved to be impossible despite our efforts and the complete cooperation of both the company and our co-investors. At one time it appeared that Coleman would complete an initial public offering, but due to both internal and external factors, an offering was not completed. Currently Coleman is still a private company with no public market for its securities. Furthermore, there can be no guarantee that a public market will develop.

         The Partnership's final distribution is being made on December 31, 1998, and will consist of both cash and investment securities of Coleman. The cash distribution, which will be credited to your EVEREN account, will be equal to approximately $90 per unit of limited partnership interest and will bring total cash distributions during the life of the Partnership to $925 per unit. While the cash-on-cash return to you is slightly less than your capital contribution, no recognition has been given either to the value of the Coleman securities or pass-through tax losses in prior years.

         On a per unit of Limited Partnership interest basis, the investment securities to be distributed will consist of 46 shares of Coleman Series A Preferred Stock, 14 shares of Common Stock, warrants expiring April 29, 2000 for
1.777 shares of Common Stock, warrants expiring August 19, 2000 for .819 shares of Common Stock and warrants expiring September 22, 2000 for 1.752 shares of Common Stock. All warrants are exercisable at a price of $0.775 per share. Coleman will not issue stock certificates or warrants but will simply transfer the appropriate securities on its books to each of our Limited Partners. Should you require stock certificates or warrants, you should contact Coleman and request that those be issued to you.

         As outlined in the memorandum describing Coleman, which is included with this letter, the Preferred Stock pays current dividends but is not convertible. Thus far there have been no cash dividends paid on Coleman's common stock. These securities will have a cost basis equal to that of the Partnership's or $1.00 per share for the Preferred and $1.47 for the common. The Partnership has a zero cost basis in the warrants. Any gain or loss from your subsequent disposition of these securities will be long term since they have been held by the Partnership for more than two years.

         In conclusion, we would like to thank you for the confidence you placed in us by supporting a unique investment product with your capital. We would also like to thank you for your patience and your personal expressions of support at annual meetings and through your correspondence.

Very truly yours,



Foye F. Black, Jr.
Attorney-in-fact

                         COLEMAN NATURAL PRODUCTS, INC.

         Coleman Natural Products, Inc., which is located in Denver, Colorado, is the leading U.S. supplier and marketer of fresh, branded beef products derived from cattle that have never received hormones or antibiotics. Most commodity beef cattle in the U.S. are given antibiotics and are implanted with hormones to accelerate growth and weight gain. Coleman believes that it is the only company with substantial national distribution that has an approved U.S. Department of Agriculture label describing its hormone and antibiotic free cattle raising practices.

         The company was founded by Mel Coleman, Sr., a fourth-generation Colorado rancher. Mr. Coleman and his family initially financed the company. Beginning in 1989, the company began to receive the financial support of a group of venture capital investors, including Boettcher Venture Capital Partners, L.P. Those investors have provided capital to Coleman as well as management assistance and strategic advice by providing two representatives to the company's Board of Directors.

         Coleman currently faces many challenges and uncertainties in its business. Recent economic downturns internationally have put pressure on operating margins and domestic competition continues to be intense. Since it is a private company, specific financial details about the company's operating results or its prospects are not publicly available. However, based on recent financings, the current fair market value of the common stock is below our cost basis and also below the exercise price of the warrants being distributed to the limited partners of Boettcher Venture Capital Partners, L.P. ("BVCP").

         You will own Series A Preferred Stock, Common Stock and warrants to purchase Common Stock in Coleman. The Common Stock has full voting rights. The Company historically has not paid dividends on the Common Stock and does not anticipate doing so in the future.

         The Series A Preferred Stock is non-voting except under certain limited circumstances as required by Delaware corporate law. It accrues two types of dividends. The first dividend (the "Paid-in-Kind Dividend") is payable annually in additional shares of Preferred Stock; an aggregate of 200,448 shares of Preferred Stock are accrued each year under this Paid-in-Kind Dividend to all holders of Preferred Stock. The number of shares of Preferred Stock you are eligible to receive as a dividend is based upon the percentage you hold of Coleman's Preferred Stock. The second type of dividend (the "Dividend") is payable annually in either shares of Common Stock or cash at the rate of 9% per share per annum; this percentage can increase under certain circumstances. Coleman has the option of whether to pay the Dividend in cash or shares of Common Stock (valued at current fair value, as determined by the Company and the holders of at least 60% of the Preferred Stock). We believe that for the immediate future, Coleman will continue to pay the Dividend in shares of Common Stock. Both dividends are currently computed as of September 30 of each year and paid shortly thereafter.

         The Series A Preferred Stock is mandatorily redeemable. The current redemption date is May 1, 1999. In the past, the holders of a majority of the outstanding shares of Preferred Stock have extended this redemption date, and it is possible that they will do so in the future. Because BVCP Limited Partners will own less than 15% of the Preferred Stock outstanding, your vote or consent may not be needed in order to extend the redemption date. Additionally, in the past the holders of a majority of the Preferred Stock have amended other rights and preferences of the Preferred Stock, and some of these changes have been adverse to the holders. It is possible that this will happen in the future, and again, your vote or consent may not be needed in order to make such changes.

         In the event of a liquidation of Coleman, the Preferred Stock will receive any assets available after payment of all of Coleman's debt. Only after the holders of Preferred Stock have received $1.00 per share, plus any accrued but unpaid dividends, will Coleman be able to make any distribution to the holders of its Common Stock.

         The warrants expire on April 29, 2000, August 19, 2000, and September 22, 2000 as more fully explained in the letter to limited partners from EVEREN Securities, Inc. They are exercisable at $0.775 per share. As was pointed out earlier in this memorandum, the current fair market value of Coleman's common stock is lower than the current exercise price. Attached is a form of warrant which contains the terms of the warrants which you will own.

         In conclusion, the Coleman securities which you will acquire do not now have a trading market, nor is one likely to develop in the foreseeable future. Coleman currently is not required to file information with the Securities and Exchange Commission, and, therefore, information, which might form the basis for a trading market, is not publicly available. Moreover, any stock certificate or warrant which you would receive would contain the following legend:

         "These securities have not been registered under state or federal securities laws and may not be offered, sold, pledged (except a pledge pursuant to the terms of which any offer or sale upon foreclosure would be made in a manner that would not violate the registration provisions of federal or state securities laws), or otherwise distributed for value, nor may these securities be transferred on the books of the Company, without opinion of counsel, concurred in by counsel for the Company, that no violation of such registration provisions would result therefrom."

         Additional information can be obtained directly from the company at its corporate headquarters as follows:

         Coleman Natural Products, Inc.
         5140 Race Court
         Denver, CO  80216
         (303) 297-9393

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THE ISSUER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. ______                                             WARRANT TO PURCHASE _____
                                                          SHARES OF COMMON STOCK


                             STOCK PURCHASE WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK
                        OF COLEMAN NATURAL PRODUCTS, INC.

             Void After 5:00 p.m. (Denver time) __________ __, ____


         For value received, Coleman Natural Products, Inc., a Delaware corporation (the "Company"), grants to __________________________ (the "Initial Holder") the right, subject to the terms of this Warrant, to purchase at any time and from time to time during the period commencing on the "Initial Exercise Date" (as defined below) and ending on the "Expiration Date" (as defined below) up to ______ fully paid and nonassessable shares of Common Stock of the Company. The exercise price shall be $____ (the "Basic Exercise Price"). The Basic Exercise Price and the number of shares that may be purchased are subject to adjustment under the terms of this Warrant.

                           Section I.  Definitions.

         As used in this Warrant, unless the context otherwise requires:

         "Aggregate Value" means the dollar value equal to the quotient of the Basic Exercise Price multiplied by the Warrant Shares (as of the date hereof).

         "Basic Exercise Price" means the price at which each Warrant Share may be purchased upon exercise of this Warrant, as stated in the introductory paragraph.

         "Common Stock" means the Common Stock of the Company.

         "Company" has the meaning specified in the introductory paragraph.

         "Exercise Date" means any date when this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1 and 2.2 below.

         "Exercise Price" means the Basic Exercise Price; provided, however, that if an adjustment is required under Section 7.1 of this Warrant, then the "Exercise Price" means, after such adjustment, the price at which each Warrant Share may be purchased upon exercise of this Warrant immediately after the last such adjustment.

         "Expiration Date" means 5:00 p.m. (Denver time) on _________ __, _____.

         "Holder" means the Initial Holder or, upon assignment of this Warrant by the Initial Holder (or a subsequent Holder), such assignee.

         "Initial Exercise Date" means the date of this Warrant.

         "Initial Holder" has the meaning specified in the introductory paragraph.

         "Person" means an individual, corporation, partnership, trust, joint venture or other form of business entity.

         "Registration Rights Agreement" means the Amended and Restated Registration and Preemptive Rights Agreement dated December 22, 1998, and as amended from time to time, by and among the Company, the Initial Holder and certain other parties.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

         "Subsequent Warrant" has the meaning specified in Section 2.3 below.

         "Warrant Share(s)" means any share(s) of Common Stock, or other securities, issued or issuable upon exercise of this Warrant.

         Section 2. Duration and Exercise of Warrant.

         2.1 Exercise Period. Subject to the provisions hereof, this Warrant may be exercised at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date. After the Expiration Date, this Warrant shall become void and all rights to purchase Warrant Shares hereunder shall thereupon cease.

         2.2 Method of Exercise and Payment.

                  (a) Method of Exercise. Subject to Section 2.1 hereof and compliance with all applicable Federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part, by the Holder by (i) surrender of this Warrant and delivery of the Exercise Form attached hereto, duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased.

                  (b) Method of Payment. Payment shall be made either (1) by check drawn on a United States bank and for United States funds made payable to the Company, (2) by wire transfer of United States funds for the account of the Company, (3) by the cancellation of indebtedness of the Company to the Holder, but only at the option of the Holder, or (4) by any combination of the foregoing at the option of the Holder.

                  (c) Net Issue Exercise. In lieu of exercising this Warrant pursuant to subsection (a), above, the Holder may elect to receive shares equal to the value of the Warrant (or the portion thereof being canceled) by surrender of the Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company's Common Stock computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                          A

Where X - The number of shares of Common Stock to be issued to Holder

          Y - the number of shares of Common Stock purchasable under the Warrant

          A - the fair market value of one share of the Company's Common Stock

          B - Exercise Price (as adjusted to the date of such calculations).

For purposes of this subsection (c), fair market value of the Company's Common Stock shall mean the price per share of such Common Stock which the Company's Board of Directors, in the exercise of its business judgment, and taking into account all relevant factors, determines to be the fair market value of such Common Stock on the date of exercise of the Warrant.

         (d) Delivery of Certificate. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within thirty (30) days of delivery of the Exercise Form and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

         2.3 Taxes. The Company will pay any stamp, transfer or similar tax that may be payable in respect of the issuance of the Warrant Shares.

         Section 3. Validity and Reservation of Warrant Shares. The Company represents and warrants that all Warrant Shares issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights. The Company agrees that, as long as this Warrant may be exercised, the Company will have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for exercise in full of this Warrant.

         Section 4. Fractional Share. No fractional Warrant Shares shall be issued upon the exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded to the nearest whole number.

         Section 5. Limited Rights of Warrant Holder. The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a stockholder of the Company, either at law or equity, until this Warrant shall have been exercised.

         Section 6. Loss of Warrant. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new warrant of like denomination.

         Section 7. Certain Adjustments to Warrant.

         7.1 Adjustment of Number, Class and Exercise Price. The number, class and Exercise Price of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

                  7.1.1 Recapitalization. If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or the Company issues a stock dividend on its outstanding Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price shall be proportionately reduced and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price shall be proportionately increased. The increases and reductions provided for in this Section 7.1.1 shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the total price payable for such percentage shall be affected by any event described in this Section 7.1.1.

         Section 7.1.2 Merger or Reorganization, Etc.. In the event of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation or other change in the capital structure of the Company (not including the issuance of additional shares of capital stock other than by stock dividend or stock split), then, as a condition of such change in the capital structure of the Company, appropriate and adequate provision shall be made so that the Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, it had held the number of shares of Common Stock obtainable upon the exercise of this Warrant. In any such case, appropriate adjustment shall be made in the applications of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant. Furthermore, the Company shall provide the Holder with at least 10 days' prior written notice of the date when any such change in the capital structure of the Company shall take place.

         7.1.3 Certain Stock Issuances.

         (a) If the Company at any time after the Initial Exercise Date shall issue any "Additional Stock" (as defined in clause (e) below) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to such issuance shall forthwith (except as otherwise provided in this subsection 7.1.3) be adjusted or readjusted to a price (calculated to the nearest cent) determined according to the formula:

                  NEP = EEP x   OB + X
                              -----------
                                OB + AS

where

         NEP = the new Exercise Price

         EEP = the existing Exercise Price immediately before the new issuance

         OB = the total outstanding shares of Common Stock immediately before the new issuance plus Common
               Stock issuable upon conversion of Convertible
               Securities

         X   = number of shares issuable at the existing Exercise
               Price for the total consideration to be received for the new issuance

         AS  = number of shares of Additional Stock to be issued

The Exercise Price as so adjusted or readjusted shall not exceed the Basic Exercise Price on the date hereof (as such Basic Exercise Price may be adjusted pursuant to subparagraphs 7.1.1 and 7.1.2 of this Section 7.1). The number of shares of Common Stock purchasable upon the exercise of this Warrant shall be adjusted or readjusted each time the Exercise Price is adjusted or readjusted and shall equal the product of the Aggregate Value divided by the Exercise Price as so adjusted or readjusted.

         (b) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

         (c) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

         (d) In the case of the issuance of "Convertible Securities," which is defined as the issuance of options or warrants to purchase, or rights to subscribe for, Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock in (e) below), the following provisions shall apply:

                  (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options or warrants to purchase, or rights to subscribe for, Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a per share consideration equal to the pro rata consideration (determined in the manner provided in subsections
7.1.3 (b) and (c)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum per share purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                  (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights, plus the additional consideration, if any, to be received by the

Company upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subsections 7.1.3 (b) and (c)).

                  (iii) In the event of any change in the number of shares of Common Stock deliverable (or any change in the consideration payable to the Company) upon exercise of such options, warrants or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities not converted prior to such change or the options, warrants or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock (or the actual payment of consideration to the Company) upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities;

                  (iv) Upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any exchangeable securities, the

Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities or options, warrants or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

         (e) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 7.1.3 (d)) by the Company on or after the Initial Exercise Date other than:

                  (i) Common Stock issued pursuant to a transaction described in subsection 7.1.1 or 7.1.2 hereof,

                  (ii) shares of Common Stock (appropriately adjusted for any stock dividend, stock split or recapitalization) issued to employees, consultants or directors of the Company directly or pursuant to option, bonus or incentive plans or agreements approved by the Board of Directors, and

                  (iii) shares of Common Stock (appropriately adjusted for any stock dividend, stock split or recapitalization) issued upon exercise of Warrants dated October 13, 1993 and December 22, 1998.

         7.1.4 Minimum Adjustment Not Required. Anything in this Section 7.1 to the contrary notwithstanding, the Company shall not be required, except as hereinafter provided, to make any adjustment of the Exercise Price in any case in which the amount by which such Exercise Price would be increased or reduced, in accordance with the foregoing provisions, would be less than $0.01 per share, but in such a case, any adjustment that would otherwise be required to be made will be carried forward and made at the time and together with the next subsequent adjustment.

         7.2 Notice of Adjustment. Whenever an event occurs requiring any adjustment to be made pursuant to Section 7.1, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, a certificate of its chief executive officer specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such chief executive officer's certificate shall be made available at all reasonable times for inspection by the Holder. Promptly (but in no event more than 30 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Holder.

         Section 8. Subdivision of Warrant. At the request of the Holder in connection with a transfer of a portion of this

Warrant upon surrender of this Warrant for such purpose to the Company at its principal office, the Company at its expense (except for any transfer tax payable) will issue and exchange therefor new Warrants of like tenor and date representing in the aggregate the amount of the Warrant Shares.

         Section 9. Rights of Registration. This Warrant and the Warrant Shares shall be entitled to certain rights to include the Warrant Shares in registration statements filed under the Securities Act upon the terms and conditions specified in the Registration Rights Agreement.

         Section 10. Miscellaneous.

         10.1 Successors and Assigns. The provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective permitted successors and assigns hereunder.

         10.2 Notice. Each notice, certificate or demand referred to in this Warrant shall be in writing and shall be deemed "given" upon personal delivery to the party to be notified or upon deposit with the United States Postal Service, in registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth below or such other address as such party may designate by written notice to the other party given in the foregoing manner:

         If to the Company:

         Coleman Natural Products, Inc.
                       5140 Race Court, #4
                       Denver, Colorado  80216
                       Attention:  President

                  If to the Holder:

                       The Holder's last known address as it appears on the books of the Company.

         10.3 Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

         10.4 Headings. The headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

DATED: ___________ __, ____.

                                     COLEMAN NATURAL PRODUCTS, INC.



                                     By:
                                        ------------------------------
                                            Lee N. Arst, President

                                  EXERCISE FORM


TO:  COLEMAN NATURAL PRODUCTS, INC.


                  1. The undersigned Holder of the attached original, executed Stock Purchase Warrant hereby elects to exercise its purchase right under such Warrant with respect to _________ Warrant Shares, as defined in the Warrant, of Coleman Natural Products, Inc.

                  2. The undersigned Holder elects to pay the aggregate Exercise Price for such Warrant Shares (the "Exercise Shares") in the following manner:

         [ ] by the enclosed check drawn on a United States bank and for United States funds made payable to the Company in the amount of $__________;

         [ ] by wire transfer of United States funds to the account of the Company in the amount of $__________, which transfer has been made before or simultaneously with the delivery of this Exercise Form pursuant to the instructions of the Company;

         [ ] by the net issuance exercise formula provided in this Warrant based upon a fair market value, as provided to the Holder by the Company's authorized officer, of $__________;

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

         [ ] by the combination of the foregoing indicated above or on the attached sheet.

         3. Please issue a stock certificate or certificates representing the appropriate number of Shares in the name of the undersigned or in such other names as is specified below:

                           Name:
                                --------------------------------------
                           Address:
                                   -----------------------------------

                           -------------------------------------------

                           Tax Identification No.
                                                 ---------------------


                           HOLDER:
                                  ------------------------------------




                           By:
                              ----------------------------------------
                           Its:
                               ---------------------------------------

Date:
     -------------------

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